As filed with the U.S. Securities and Exchange Commission on September 1, 2010
Registration No.  333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INTRALINKS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8915510
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 East 42nd Street, 8th Floor New York, New York 10017 (212) 543-7700
(Address of Principal Executive Offices)

INTRALINKS HOLDINGS, INC. 2007 STOCK OPTION AND GRANT PLAN INTRALINKS HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN INTRALINKS HOLDINGS, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

J. Andrew Damico President and Chief Executive Officer IntraLinks, Inc. 150 East 42nd Street, 8th Floor New York, New York 10017
(Name and Address of Agent For Service)
(212) 543-7700
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Stephen M. Davis, Esq. Edward A. King, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 Telephone: (212) 813-8800 Facsimile: (212) 355-3333	Gary Hirsch, Esq. Senior Vice President & General Counsel IntraLinks, Inc. 150 East 42nd Street, 8th Floor New York, New York 10017 Telephone: (212) 543-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2007 Stock Option and Grant Plan(2)
Common Stock $0.001, par value per share	993,072	$1.59	$1,578,985(3)
	379,893	$3.29	$1,249,848(3)
	990,000	$6.76	$6,692,400(3)
2010 Equity Incentive Plan(2)
Common Stock $0.001, par value per share	537,500	$13.00	$6,987,500(3)
	3,620,140(4)	$12.35	$44,708,729(5)
2010 Employee Stock Purchase Plan
Common Stock $0.001, par value per share	400,000	$12.35	$4,940,000(5)
TOTAL	6,920,605		$66,157,462	$4,717.03

(1)           Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)           To the extent outstanding awards under the 2007 Stock Option and Grant Plan expire or are cancelled or terminated without having been exercised in full, the shares of common stock subject to such awards will be available for future issuance under the 2010 Equity Incentive Plan.

(3)           Such shares are issuable upon exercise of outstanding options with fixed exercise prices.  Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(4)           Includes 4,670 outstanding awards under the 2007 Restricted Preferred Stock Plan and 838,640 outstanding awards under the 2007 Stock Option and Grant Plan, all of which are subject to forfeiture or cancellation and if so forfeited or cancelled, such awards will be available for future issuance under the 2010 Equity Incentive Plan.

(5)           Offering prices of options and other stock awards that have not yet been granted as of the date of this Registration Statement are computed in accordance with Rule 457(c) based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 27, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with Rule 428 under the Securities Act and the instructions to Form S-8.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)
The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act on August 6, 2010 relating to the registration statement on Form S-1, as amended (File No. 333-165991), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on July 27, 2010 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

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Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

The Registrant’s amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

The Registrant’s amended and restated by-laws provide for the indemnification of officers, directors and third parties acting on the Registrant’s behalf if such persons act in good faith and in a manner reasonably believed to be in and not opposed to the Registrant’s best interest, and, with respect to any criminal action or proceeding, such indemnified party had no reason to believe his or her conduct was unlawful.

The Registrant has entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its charter documents, and the Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future. These agreements provide for indemnification for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

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(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, this 1st day of September, 2010.

INTRALINKS HOLDINGS, INC.

By:	/s/ J. Andrew Damico
J. Andrew Damico
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of the Registrant hereby severally constitute and appoint J. Andrew Damico and Anthony Plesner, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of September, 2010.

Signature	Title
/s/ J. Andrew Damico	President and Chief Executive Officer
J. Andrew Damico	(Principal Executive Officer)
/s/ Anthony Plesner	Chief Financial Officer and Chief Administrative Officer
Anthony Plesner	(Principal Financial and Accounting Officer)
/s/ Patrick J. Wack Jr.	Chairman of the Board of Directors
Patrick J. Wack, Jr.
/s/ Brian J. Conway	Director
Brian J. Conway
/s/ Peter Gyenes	Director
Peter Gyenes
/s/ Tom Hale	Director
Tom Hale
/s/ Habib Kairouz	Director
Habib Kairouz
/s/ Robert C. McBride	Director
Robert C. McBride
/s/ Harry D. Taylor	Director
Harry D. Taylor

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EXHIBIT INDEX

Exhibit No.	Description
4.1
Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.2 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165991)).

4.2	Form of Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.3 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165991)).
4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165991)).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
______________________
*           Filed herewith.

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